Exhibit 99.1

UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF NEW YORK

CEMTREX, INC., Plaintiff, v. RICARDO ANTONIO PEARSON a/k/a RICHARD PEARSON and JOHN DOES No. 1-10, Defendant.	) ) ) ) ) ) ) ) ) ) ) )	Case 2:17-CV-01258 COMPLAINT JURY TRIAL DEMANDED

Plaintiff Cemtrex, Inc. (“Cemtrex” or the “Company”), by its attorneys Olshan Frome Wolosky LLP, for its Complaint alleges on personal knowledge as to its own actions and upon information and belief as to the actions of others, as follows:

NATURE OF THE ACTION

1. Defendant Ricardo Antonio Pearson, who uses the pseudonym “Richard Pearson” and is a veteran short seller and market manipulator, recently has published a “report” on plaintiff Cemtrex, Inc., a public company headquartered in Farmingdale, New York. Cemtrex is a growing, profitable, and well run business whose sales exceed $90 million per year. But Cemtrex was no match for Pearson’s salacious, malicious and libelous report. As a direct and proximate consequence of Pearson’s lies, Cemtrex’s share price quickly dropped in value. Cemtrex lost business opportunities that were in the pipeline and has already suffered tens of millions of dollars in lost value.

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2. Pearson broadly alleges that Cemtrex paid over $1,000,000 to alleged “stock promoters” between early 2016 and early 2017, while at the same time, Cemtrex senior management sold one million shares of stock, reaping a profit that Pearson estimates at $7,000,000. Pearson well knows that these statements are false. Cemtrex made modest payments to investor relations firms, each of which engaged in lawful and truthful public relations efforts to inform the marketplace about Cemtrex’s business. Cemtrex’s CEO Saagar Govil and its Executive Director Aron Govil did not sell a single share in these months. An affiliated corporation, Ducon Technologies, Inc. (“Ducon”) indeed sold modest amounts of stock, but it also purchased shares. In connection with its sales, Ducon alerted the marketplace by filing a Form 144 fully disclosing its intention to sell. Pearson’s claim is that these sales were “undisclosed” is yet another lie.

3. Pearson’s article also relies on false and salacious allegations regarding professionals affiliated with Cemtrex. For example, Pearson falsely claims that the auditor for Cemtrex’s 2014 and earlier financial statements, Li & Co., was defunct at the time of these reports. This is false. Pearson also makes numerous false statements regarding Cemtrex’s current auditor, Bharat Parikh Associates, suggesting that the firm is run by a disbarred accountant. In fact, the firm is a PCAOB recognized and compliant auditing firm, in good standing in all respects.

4. Cemtrex seeks general, special and punitive damages.

FACTUAL ALLEGATIONS

The Parties and Related Entities

5. Plaintiff Cemtrex is a Delaware corporation with its headquarters in Farmingdale, New York. Cemtrex is a diversified technology company, providing electronic manufacturing services for printed circuit board assemblies, instruments for industrial processes, and industrial environmental control systems to a global customer base. Cemtrex is publicly traded on Nasdaq under the symbol “CETX”.

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6. Defendant Pearson is an individual residing in Alameda, California and China.

7. Defendants, John Does 1-10 are persons who aided and abetted Pearson’s market manipulation by shorting the shares of Cemtrex with knowledge that Pearson would publish a false report or with reckless disregard for the truth of Pearson’s comments. These defendants provided knowing assistance to Pearson’s tortious conduct and enhanced the loss suffered by Cemtrex.

Jurisdiction and Venue

8. This Court has jurisdiction over this action pursuant to 28 U.S.C. § 1332(a), because this action is between private citizens and resident of different States, and because the amount in controversy, exclusive of interests and costs, exceeds the sum or value of $75,000.

9. Venue is proper in the Eastern District of New York pursuant to 28 U.S.C. § 1391(b)(2) because this action is based on the tortious acts and conduct of the Defendant that have caused substantial injury to the Plaintiff that occurred within the this District. In addition, Pearson transmitted his libelous report to Seeking Alpha Inc., the owner and operator of the eponymous website, which has its headquarters at 345 Seventh Avenue, New York, NY.

Cemtrex Operates a Long-Standing and Respected Global Business

Cemtrex has been in business for nearly 20 years, starting out as an emission monitoring equipment supplier for wide set of power, manufacturing, and industrial companies, with a focus on environmental compliance. Since its founding, the Company has significantly diversified and expanded its core business into other areas of expertise, including advanced custom engineered electronics, emission monitors and instruments for industrial processes, and environmental control and air filtration systems for industries and utilities. In its locations in New York, Pennsylvania, China, India, Germany, and Romania, Cemtrex employs more than 550 people, and had total revenues for the fiscal year ended September 30, 2016, in excess of $90 million.

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10. Presently, Cemtrex offers a wide range of technology products, systems and services to address the needs of a wide variety of industries around the world, including:

through its Electronic Manufacturing Solutions Group, Cemtrex provides electronic manufacturing products, including printed circuit board assemblies and completely assembled electronic products, and related customer services, including automatic and manual assembly and testing of products, manufacturing and test engineering support, and prototype design services;

through Cemtrex Industrial Products and Services Group, the Cemtrex provides a complete line of industrial air filtration and environmental control equipment to various industries, including chemical, cement, steel, food, construction, mining, and petrochemical, for the removal of dust, corrosive fumes, mists, hydrocarbons, volatile organic compounds, submicron particles and particulate; and

through its Monitoring Instruments and Products Group (“MIP”), Cemtrex manufactures and sells advanced instruments for emissions monitoring, process analysis, and controls for industrial applications and compliance with environmental regulations; additionally, MIP markets a range of crude oil and natural gas analyzers, which provide real time measurement of various properties specific to the refining processes of oil and gas (such as salt and water content, pH, viscosity, and other critical parameters that can be used to improve the blending and refining processes).

11. Cemtrex is managed by a seasoned team of experienced and dedicated professionals, including:

(a)	Saagar Govil.—Saagar Govil is the Chairman of the Board, President, and Chief Executive Officer of Cemtrex. He has been working at Cemtrex since 2008, initially as a field engineer, and subsequently moving into sales and management roles as Vice President of Operations. Saagar Govil recently was recognized as a Forbes’ 30 Under 30 in 2016, Business Insiders #17 on Top 100 of Silicon Alley in 2015, and Top 40 Under 40 by Stony Brook University in 2014. Mr. Govil has a B.E. in Materials Engineering from Stony Brook University, N.Y.

(b)	Aron Govil.—Aron Govil is Executive Director of Cemtrex. Aron Govil holds a B.E. degree in Chemical Engineering and a M.B.A. in Finance. He is also a licensed Professional Engineer in New York State and New Jersey.

(c)	Renato Dela Rama.—Renato Dela Rama is Cemtrex’s Chief Financial Officer, Vice President (Finance), and Secretary. Mr. Dela Rama holds a B.S. degree in accounting.

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Pearson Is an Internet Blogger who Specializes in “Short Selling”

12. Defendant Richard Pearson has described himself as “an activist investor in U.S and Chinese stocks,” and as a former “investment banker in New York, Hong Kong and London” who “walked away from a seven-figure salary” to focus on a career conducting freelance due diligence, trading stocks and generating Internet content for various financial investor-focused websites. Pearson characterizes his investment style as one that “look[s] at both long ideas and short ideas.”

13. By “short ideas,” Pearson is referring to “selling short” or “shorting,” which is a securities trading strategy intended to capitalize on a stock experiencing a trending price decrease. Selling short is the process of agreeing to sell borrowed stock at current prices and to then close the transaction by purchasing the stock at future date at a lower price. If the price drops between the time a short seller enters the agreement and when the seller delivers the stock, the short seller makes a profit; conversely, if the price increases in that time frame, then the short seller will have a loss. Selling short is intended for short-term opportunities in stocks (or other securities) that the trader expects to decline in price.

Pearson Engages in an Online Smear Campaign Against Cemtrex to Facilitate a Short Sale Scheme

14. On February 22, 2017, Pearson published a report titled “Cemtrex: Documents and Photos, All Signs Point to Deception and Failure” (the “Pearson Report”) on Seeking Alpha, an Internet website focusing on the financial markets that publishes content written by its members. Seeking Alpha requires no educational, professional or journalistic credentials to publish on its website. Seeking Alpha also does not check into the authenticity of the posted content. Indeed, Seeking Alpha takes no responsibility at all for the content of what appears in its website, delegating that task to those, like Pearson, who submit articles.

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15. The Pearson Report was distributed globally on the Internet. It has been disseminated or linked to other websites, including “Muck Rack,” a content aggregating website, and “Mox Reports,” a website that appears to be associated with Pearson.

16. As set forth below, the Pearson Report is riddled with false, misleading and defamatory statements about Cemtrex, its management and its professionals. Pearson was motivated by a malicious desire to destroy Cemtrex’s business and depress its share price, so that he could profit from short selling his shares of Cemtrex’s stock. Pearson specifically discloses that “I/We are short [Cemtrex],” and the Pearson Report begins with the following note: “The short interest in Cemtrex (NASDAQ: CETX) is extremely low at just 400,000 shares (just a single day’s trading volume) such that this has created a very interesting situation.” The John Doe Defendants joined in Pearson’s scheme by receiving his “report’ prior to its publication in Seeking Alpha and amassing large short positions in anticipation of its release, which further destabilized Cemtrex’s share.

The False and Defamatory Statements, Implications and Meanings in the Pearson Report

The statements, implications and meanings set forth in the Pearson Report that are identified below are among many false and libelous statements in the publication. Pearson knew and intended that the statements set forth in the Pearson Report, including those identified below, would convey false and defamatory implications and meanings concerning Cemtrex to any person reading it or being informed of its contents, so as to cause panic and uncertainty regarding their investment in Cemtrex, including and especially Cemtrex shareholders.

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The statements, implications and meanings set forth in the Pearson Report, including those identified below, were published by Pearson with ill-will and with bad and malicious motives, as part of Pearson’s desire to damage Cemtrex and decrease its share price.

At the time of the publication of the Pearson Report, Pearson acted with actual malice in that Pearson knew that the defamatory statements, implications and meanings, including those identified below, were false, and nonetheless published them in reckless disregard of their falsity, or alternatively, published them without reasonable grounds for believing that the statements, implications and meanings were true.

False Statements, Implications and Meanings Regarding Stock Sales by Cemtrex Fiduciaries

17. Suggesting that Cemtrex’s fiduciaries have profited from an illicit stock promotion, the Pearson Report makes numerous false and defamatory statements about stock sales supposedly made by Cemtrex’s fiduciaries.

18. For example, Pearson falsely alleges, “Precisely during the time of the paid promotion campaign, and along with the soaring share price, the number of shares held by Aron Govil, Saagar Govil and CFO Renato Dela Rama have all decreased significantly. The total decrease in their shares amounts to nearly 1 million shares, amounting to as much as $7 million in proceeds in 2016.”

19. The statement that the shares held by Aron Govil, Saagar Govil and Renato Dela Ram “have all decreased significantly” during 2016 is false. Messrs. Govil and Govil, who between the two of them own approximately 45% of the total outstanding shares of the Company, did not sell any of their Cemtrex shares in 2016. In fact, Saagar Govil has increased the number of Cemtrex shares that he beneficially owns. Mr. Dela Rama sold a mere 7,500 shares in 2016.

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20. Reiterating his assertions, Pearson falsely alleges, “The table shows the number of shares held as of each of those dates. We can see that for each of Ducon, Aron Govil, Saagar Govil and Renato Dela Rama, the number of shares has declined substantially.” (emphasis in original)

21. In fact, the number of shares held by the Cemtrex executives has not “declined substantially.” The table in the Pearson Report shows that Saagar Govil actually increased the amount of shares of Cemtrex shares that he beneficially owned. These shares owned by Aron Govil have also not declined. Ducon, an affiliated corporation, sold modest amounts of stock but it also purchased shares, which is omitted from the Pearson Report. In connection with its sales, Ducon alerted the marketplace by filing a Form 144 fully disclosing its intention to sell.

22. Pearson also falsely alleges, “As we will see, Saagar Govil’s share holdings increased by 100,000 during 2016. But during the year, he also awarded himself 400,000 new shares via option grants, such that his position should have increased by 400,000. So clearly his net position actually declined by 300,000 shares. For Saagar Govil, the 300,000 decline amounts to up to $2.1 million in 2016 assuming the sale of stock at share prices up to $7.00.”

23. In fact, Saagar Govil’s position did not decline by 300,000 shares. Mr. Govil’s received 400,000 options in calendar 2016, of which only 100,000 vested. Thus, his beneficial ownership increased by 100,000 shares, as disclosed in Cemtrex’s Annual Report. As Pearson well knew, Mr. Govil could neither exercise, nor sell, his 300,000 unvested options. Pearson’s assertion that Mr. Govil profited from the improper exercise of unvested options during an illicit stock promotion is both false and libelous.

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24. In multiple places in his “report,” Pearson alleges that the Cemtrex senior management engaged in “heavy undisclosed selling” of Cemtrex shares. This statement is further false and defamatory in that the only seller of shares, Ducon Technologies, Inc., in fact publicly disclosed its sales by filing a Form 144 on September 28, 2016 setting forth a sale of 325,001 shares of Cemtrex stock. This disclosure is especially significant since it preceded the actual sale, in contrast to a Form 4 which is only filed after a sale has occurred. Thus, the marketplace was alerted in advance to Ducon’s sales activity. Pearson’s statement regarding “undisclosed” sales is thus both false and defamatory.

25. These statements were intended by Pearson to be understood by members of the public who read or were informed of them to have false and defamatory implications and meanings, including that Cemtrex’s fiduciaries were engaging in market manipulation, securities fraud, or other deceptive practices. These statements, implications and meanings are false, and no market manipulation, fraud or other deceptive practices were occurring or were intended.

False Statements, Implications and Meanings Regarding the Professional Promotion of Cemtrex’s Shares

26. The Pearson Report also makes numerous false and defamatory statements concerning investor relations efforts on behalf of Cemtrex. Pearson suggests throughout that these payments funded a false “promotion” of Cemtrex shares. However, Pearson does not identify a single statement made in these “promotions” by either an investor relations firm, or the Company’s management, as false or misleading.

27. For example, Pearson falsely alleges, “Over $1 million has been paid to notorious stock promoters sending CETX soaring from below $2. Heavy undisclosed selling by CETX insiders during paid promotion.”

28. In fact, Cemtrex and its executive team did not pay “over $1 million” to “stock promoters,” and as set forth above there was no “heavy undisclosed selling by Cemtrex insiders”.

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29. Pearson falsely alleges, “As we can see from these sites, a well-oiled stock promotion machine began aggressively pumping Cemtrex through a wide variety of online channels. So far, over $1 million has been paid to stock promoters.” (emphasis in original)

30. In fact, and as noted above, Cemtrex and its executive team did not pay “over $1 million” to “stock promoters.” Cemtrex made modest payments to an investor relations firm, which were customary and lawful. None of these payments were secret or hidden. Indeed, Pearson does not identify a single statement made by any investor relations firm or by the Company’s management which can be construed as “aggressively pumping” another libelous remark.

31. All of these statements were intended by Pearson to be understood by members of the public who read or were informed of them to have false and defamatory implications and meanings, so as to cause panic and fear regarding their investment in Cemtrex, including that Cemtrex’s fiduciaries were engaging in market manipulation or other securities fraud. These statements, implications and meanings are false, and no market manipulation or other securities fraud was occurring or intended.

False Statements, Implications and Meanings Regarding Cemtrex’s Outside Accountants and Auditors

32. The Pearson Report also includes many false and defamatory statements, implications and meanings concerning Cemtrex’s outside accountants and auditors. Throughout, Pearson falsely states that Cemtrex’s auditors are incompetent and/or corrupt.

33. For example, Pearson falsely alleges, “Photos: CETX’s supposed audit firm traced to vacant strip mall in Texas, no operations. Controlling partner was banned by SEC for multiple fraudulent audits, under multiple firm names.”

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34. In fact, Cemtrex’s audit firm Bharat Parikh Associates Chartered Accountants (“BPACA”) is PCAOB[*] registered and headquartered in India. The controlling partner of Cemtrex’s audit firm, Bharat Parikh, is in good standing with the PCAOB and has never been banned by the SEC for the conduct described by Pearson.

35. Pearson repeats the falsehood alleging, “The controlling partner behind Cemtrex’s auditor was banned by the SEC and PCAOB for conducting fraudulent audits or reviews of public companies while performing little or no work and without even being licensed.” (emphasis in original)

36. In fact, as noted above, the controlling partner of Cemtrex’s audit firm, Bharat Parikh, is in good standing with the PCAOB and has never been banned by the SEC for the conduct described by Pearson.

37. Suggesting incompetence and/or corruption, Pearson falsely alleges, “Nearly $100 million in revenues, from four countries on three continents. Cemtrex pays auditor just $20,000 per year in audit fees to sign off on financials.”

38. In fact, Cemtrex paid far more than $20,000 in audit-related fees, to multiple auditing firms, for its fiscal 2016 audit.

39. Pearson also falsely alleges, “Up through 2014, Cemtrex was using a defunct auditor called Li & Co.”

* PCAOB stands for the Public Company Accounting Oversight Board a private-sector, nonprofit corporation created by the Sarbanes–Oxley Act of 2002 to oversee the audits of public companies and other issuers in order to protect the interests of investors and further the public interest in the preparation of informative, accurate and independent audit reports. Since 2010, the PCAOB also oversees the audits of broker-dealers, including compliance reports filed pursuant to federal securities laws, to promote investor protection. All PCAOB rules and standards must be approved by the U.S. Securities and Exchange Commission (SEC).

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40. In fact, Li & Co. was fully operational and appropriately registered and accredited at all times while doing auditing work for Cemtrex.

41. To further suggest incompetence and/or dishonesty, Pearson offers an undated photo of a vacant building and falsely alleges, “Clearly even though these offices appear to have been vacant for quite some time, Bharat Parikh continues to claim to the SEC that he is running a team that is performing audits out of this office.”

42. In fact, Mr. Parikh has never represented to the SEC that he is “running a team that is performing audits out of [the identified] office.” All auditing work for Cemtrex is overseen by BPACA personally and is conducted from India. The U.S. office is used by Mr. Parikh for administrative purposes, primarily for the transfer of mail, and has moved from the site identified by Pearson to a new address in McKinney, Texas, and the ICAI (India’s governing accounting board) and PCAOB have been informed of the change in address.

43. To suggest incompetence and dishonesty, Pearson states “Second, Texas State Board of Public Accountancy has no record of Bharat Parikh even having a license to provide audits for public companies.”

44. In fact, the State Board of Texas Public Accountancy does not issue licenses for accounting firms or any other person “to provide audits for public companies.” Nor does Mr. Parikh provide auditing services in Texas or need to be registered with that State’s Board.

45. Pearson falsely alleges, “Third, Bharat Parikh & Associates is actually controlled not by Mr. Parikh, but by Mahesh Thakkar who holds a 51% stake in the auditor.”

46. In fact, Mr. Parikh is the Senior Managing Partner of BPACA, which he founded in 1986, not Mr. Thakkar. Mr. Thakkar owns no stake in BPACA.

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47. Pearson falsely alleges, “Fourth, as we will see, Cemtrex pays this absentee auditor a mere $15,000-20,000 in audit fees per year, despite claiming revenues of nearly $100 million from operations which span four countries and three continents.”

48. In fact, neither Bharat Parikh nor BPACA is an “absentee auditor,” and Cemtrex paid far more than $20,000 in audit-related fees, to multiple auditing firms for fiscal 2016.

49. Pearson falsely alleges, “Cemtrex’s auditor (Bharat Parikh & Assoc.) is actually controlled by an individual (Mahesh Thakkar) who has been banned by the SEC and PCAOB as a result of multiple past audits, sign offs or reviews which were fraudulent.”

50. In fact, as noted above, Mr. Parikh is the Senior Managing Partner of BPACA which he founded in 1986, not Mr. Thakkar. Mr. Thakkar does not “actually control” BPACA.

51. These statements were intended by Pearson to be understood by members of the public who read or were informed of them to have false and defamatory implications and meanings, so as to cause panic and fear regarding their investment in Cemtrex, including that Cemtrex’s fiduciaries were engaging in market manipulation or other securities fraud, that its financial statements and other related books and records were being prepared by dishonest and unqualified people, and moreover, that past purported wrongdoing by Cemtrex’s auditors, or personnel allegedly associated with Cemtrex’s auditors, reflects badly upon Cemtrex, by association. These statements, implications and meanings are false, and no market manipulation or other securities fraud was occurring or intended.

False Statements, Implications and Meanings Regarding Cemtrex’s Investment Bankers

The Pearson Report also makes false and defamatory statements, implications and meanings concerning Cemtrex’s investment banker, Source Capital, suggesting that the termination of its registration reflected wrongdoing.

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52. Pearson states, “Yesterday, we saw shares of Cemtrex fall by 13% on nearly 1 million share of volume with no apparent news. But, in fact, on the previous trading day (Monday was a holiday), Cemtrex’s investment bank, Source Capital, had its SEC and FINRA registrations terminated nationally and in all states.”

53. In fact, as of February 10, 2017, Source Capital’s operations were acquired by Advisory Group Equity Services, now operating under the new name of RHK Capital. The transfer had been planned for months and was approved by FINRA. Source Capital’s remaining SEC and FINRA registrations were voluntarily terminated because Source Capital was no longer conducting business. The acquisition was widely reported in the financial press. Accesswire News Service, included the following:

WOBURN, MA / ACCESSWIRE / February 17, 2017 / Advisory Group Equity Services, Ltd. (AGES), part of the holding company TAG Group, Inc., today announces that it has scooped up a team from Source Capital Group, an independent broker dealer with an investment banking unit. The team will bring the total assets of AGES and its affiliates to $1.1 billion.

The new team will operate under RHK Capital with headquarters in Westport, Connecticut, and offices in New York, New Jersey, Arizona and Hawaii.

“We are very excited to bring on this new team,” says AGES President William H. McCance. “This transaction will increase our core independent broker dealer model while enhancing our investment banking capabilities. With the changes in the industry over the past ten years, it has become clear that diversity of revenue streams is critical. This is what the RHK team brings to us. Bruce Ryan, managing director, and Richard Kreger, head of banking, are true gentlemen with a wealth of industry experience. We are thrilled to have them as part of our team.”

54. The above statements were intended by Pearson to be understood by members of the public who read or were informed of them to have false and defamatory implications and meanings, so as to cause panic and uncertainty regarding their investment in Cemtrex, including that Source Capital’s registrations with the SEC and/or FINRA were terminated due to wrongdoing on Source Capital’s part. These statements, implications and meanings are false.

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Other False Statements

55. The Pearson Report also makes other false and defamatory statements, implications and meanings concerning Saagar Govil.

56. Pearson falsely alleges, “In 2008, Govil appointed his 23-year old son, Saagar Govil, into various executive and board positions at Cemtrex. Young Saagar had just graduated from undergrad that same year in 2008, with no prior reported work experience. Just two years later, at the age of 25, Saagar was appointed CEO of Cemtrex and father Aron took the role of executive director and board member.” (emphasis in original)

57. In fact, Saagar Govil began his employment with Cemtrex as a field engineer, not an executive with board level positions or responsibilities. Saagar Govil, as a graduate from Stony Brook University, a prestigious New York State undergraduate and graduate college widely acknowledged as the State public school system’s premier academic institution for science and engineering, was adequately prepared and qualified for his entry level field engineer position. Moreover, he was appointed CEO in December 2011, more than two years later. Additionally, Saagar Govil recently was recognized as a Forbes’ 30 Under 30 in 2016, Business Insiders #17 on Top 100 of Silicon Alley in 2015, and Top 40 Under 40 by Stony Brook University in 2014.

58. These statements were intended by Pearson to be understood by members of the public who read or were informed of them to have false and defamatory implications and meanings, including that Saagar Govil’s employment at Cemtrex was solely attributable to nepotism and that Saagar Govil was not otherwise qualified to work at the Company or serve as CEO, and moreover that Saagar Govil received executive and board-level positions from the outset of his employment with the Company rather than in later years. These statements, implications and meanings are false.

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59. In addition, Pearson falsely alleges that “But we can see that by 2008, the SEC was already hounding Quintek for putting out “delayed financials which contained material inaccuracies.” (i.e. just like Cemtrex).”

60. In fact, Cemtrex has not put out “delayed financials which contained material inaccuracies.” This statement was intended by Pearson to be understood by members of the public who read or were informed of it to have false and defamatory implications and meanings, including there is a comparison or an equivalence between Cemtrex and Quintek, or that the SEC is currently “hounding” Cemtrex. This statement, and these implications and meanings, are false.

Cemtrex Has Been Damaged by Pearson’s Malicious Defamation

61. As a direct and proximate result of Pearson’s unlawful online smear campaign to sabotage Cemtrex’s business and crash its share price while keeping a profit from his short position, Cemtrex has suffered reputational harm and economic damages. In the immediate aftermath of the publication of the false statements and libel in the Pearson Report, the price of Cemtrex’s shares plummeted from $5.90 to $2.76, a loss of more than $30 million in market value.

62. Cemtrex’s relationship with actual and potential customers has been harmed as a result of Pearson’s wrongful libelous conduct, including loss of confidence by its employees, existing customers, suppliers, lenders and the investment community.

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63. Further, several putative shareholder class action lawsuits have been filed against Cemtrex that incorporate the false and defamatory statements in the Pearson Report. Cemtrex will incur substantial costs in dealing with these meritless suits, which were a likely and foreseeable byproduct of the Pearson Report.

Libel

64. Plaintiff repeats and realleges the foregoing paragraphs as if fully set forth herein.

65. The foregoing statements, implications and meanings were compiled and published by Defendant in manner that was false, misleading and libelous, and moreover were published with actual malice and malicious intent, or with reckless disregard of their truth or falsity, to harm Plaintiff’s business, and to cause panic and fear among Cemtrex shareholders, and to cause its share price to collapse so that Plaintiff could reap huge short term gains from transacting in Plaintiff’s securities.

66. As a direct and proximate result of the foregoing conduct, Plaintiff has suffered general and special damages, from decreased revenues, lost customer and client relationships, and global damage to its reputation. Also as a direct and proximate result of the foregoing conduct, Plaintiff has been subjected to multiple putative shareholder class action lawsuits.

67. As a result, Plaintiff is entitled to an award of monetary and punitive damages.

Trade Libel

68. Plaintiff repeats and realleges the foregoing paragraphs as if fully set forth herein.

69. Defendant knowingly published false and derogatory statements about Plaintiff’s business, securities and fiduciaries; and moreover, such statements were calculated to prevent others from dealing with Plaintiff or to interfere with Plaintiff’s business relations, and such statements played a material and substantial part in inducing others not to deal with Plaintiff.

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70. Plaintiff has incurred special damages in the form of specific lost business dealings, including the acquisition of an engineering consulting firm and revenues as a result of Defendant’s false and derogatory statements.

71. As a proximate result of this unlawful conduct, Plaintiff is entitled to an award of monetary and punitive damages.

Tortious Interference with Prospective Business

Plaintiff repeats and realleges the foregoing paragraphs as if fully set forth herein.

As a growing business which has engaged in many successful acquisitions, Cemtrex depends upon its reputation and share price to continue to pursue its business plans. Defendants were well aware that Cemtrex had in the past used shares to facilitate acquisitions and would do so in the future. Accordingly, Cemtrex share price is significant to accomplish its business objectives. It was reasonably foreseeable by defendants that Cemtrex was indeed engaged in seeking new business, and acquisitions, which efforts were dependent on its reputation and its share price.

In publishing false and defamatory statements, defendants intended to harm Cemtrex’s prospective business relationships, and thereby enrich themselves from a decline in the price of Cemtrex’s shares. In fact, Cemtrex was forced to terminate acquisition discussions with an engineering consulting firm in the Eastern United States, and thereby deprived of this acquisition, among other potential lost business opportunities.

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The John Doe Defendants aided and abetted defendant Pearson’s unlawful conduct by short selling Cemtrex’s shares in advance of the publication of the report, thereby harming its share price.

Defendants engaged in wrongful and malicious conduct, including through making false statements in violation of Section 10(b) of the Securities Act of 1934 and the libelous statements identified above.

As a direct, proximate and foreseeable result of defendants tortious conduct, Cemtrex has been damaged in an amount to be determined at trial but believed to exceed the sum of $70 million.

PRAYER FOR RELIEF

WHEREFORE, Plaintiff respectfully requests that the Court:

(a)	Award general damages in an amount to be determined at trial but presently believed to be no less than $70 million;

(b)	Award punitive damages in an amount no less than $100 million;

(c)	Award attorneys’ fees and costs;

(d)	For any such other relief that the Court may deem just, proper and equitable.

Respectfully submitted,

Dated: March 6, 2017	OLSHAN FROME WOLOSKY LLP

/s/ Thomas J. Fleming
Thomas J. Fleming, Esq. Ellen V. Holloman, Esq. 1325 Avenue of the Americas New York, New York 10019 (212) 451-2300 Attorneys for Plaintiff Cemtrex, Inc.

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